UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 17, 2009

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
 (Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
and
Item 3.02	Unregistered Sales of Equity Securities.

On September 17, 2009, Premier Wealth Management, Inc., (the “Company”) executed a Consulting Agreement (the “Consulting Agreement”) with Wellfleet Partners, Inc., located in New York, New York (the “Consultant”), pursuant to which, among other things, the Company engaged the Consultant for a 6 month term for purposes of maximizing shareholder value by evaluating strategic alternatives with respect to the Company and its subsidiary, Master Trust, S.A., advising on transaction structure and business plans, as well as the development by the Company of investment funds managed by the Company.

Compensation under Consulting Agreement; Issuance of Equity Securities

The Consulting agreement provided for the issuance of 2,000,000 shares of Common Stock of the Company (the “Common Stock”) to the Consultant and its assigns, as of the date of the Consulting Agreement along with the following success based consideration:

•
2,500,000 additional shares of Common Stock in consideration for its services in connection with its advisory and consulting services relating to sale or other strategic transaction involving the Company and its Master Trust subsidiary, upon the signing of a definitive purchase agreement for the sale of 100% of Master Trust; of which 1,500,000 shall be issued upon execution of the definitive agreements with Master Trust with the remaining 1,000,000 shares issued at the first closing of said transaction, if any

•	3,000,000 shares of Common Stock upon the formation of the new business entity within the Company and the appointment of new members of the Board of Directors and,

•
within 10 calendar days of the Price Determination Date (as hereinafter defined) an additional 1,500,000 shares of Common Stock, in the event that the closing bid price of the Company’s Common Stock equals or exceeds $0.25 per share for 5 consecutive trading days, with average daily trading volumes of 5,000 shares per day or more, during such 5 day period (the end of such 5 day period being referred to herein as the “Price Determination Date”) at any Price Determination Date after 6 months from the date hereof and prior to the 24 month anniversary of initial entry into this Agreement.

The foregoing is a summary only of the Purchase Agreement, a copy of which is filed herewith as an Exhibit to this report, the provisions of which are incorporated by reference herein.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended, for the issuance of the shares to the Consultant pursuant to, among other exemptions that may be available, Section 4(2) of the Act since the transaction did not involve a public offering and the shares are all restricted securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Consulting Agreement between Premier Wealth Management, Inc., and Wellfleet Partners, inc., dated as of September 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 22, 2009	PREMIER WEALTH MANAGEMENT, INC. (Registrant)

	By:	/s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer

Exhibit Number	Description

10.1	Consulting Agreement between Premier Wealth Management, Inc., and Wellfleet Partners, Inc., dated as of September 17, 2009.